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                                                                   Exhibit 10.62


                                    EXHIBIT A


PROPOSED AMENDMENTS TO HADCO CORPORATION RETIREMENT PLAN RELATING TO MERGER WITH CONTINENTAL CIRCUITS CORP. PLAN 10/1/98

1. The last paragraph of Section 3.01 is amended by adding the following sentence thereto:

         "For individuals who have become Participants during the 1998 Fiscal Year as a result of an asset or stock acquisition, merger or other similar transaction, the 401(k) Compensation to be taken into account hereunder for said Fiscal Year shall be 401(k) Compensation received during the period from April 1, 1998 through October 31, 1998 from the Employer or from the individual's prior employer who was a party to the transaction."


2. Effective October 1, 1998, a new Article VIII-A shall be added to the Plan, to read as follows:


                                 ARTICLE VIII-A
                      PROVISIONS FOR RADIAN SOURCE ACCOUNTS

8A.01    PROTECTED BENEFITS, RIGHTS AND FEATURES

         Any accounts transferred to this Plan from the Continental Circuits Corp. 401(k) Retirement Plan (the "Continental Circuits Plan") for the benefit of former employees of Radian International LLC or an affiliate of Radian International LLC who become employees of the Employer or any Affiliated Employer ("Radian Participants") shall be segregated and maintained as separate sub-accounts as provided in Section 9.03 below for purposes of continuing to provide the benefits, rights and features which were provided under the Continental Circuits Plan and which are protected benefits under Section 411(d)(6) of the Code. Radian Participants will be provided the following protected benefits, rights, and features solely as to the Radian Source Accounts (as defined in Section 9.03).

8A.02    IN-SERVICE WITHDRAWALS

         (a) IN GENERAL. A Participant or former Participant may request cash withdrawals from Radian Source Accounts not more than twice during any twelve-month period commencing with any withdrawal, subject to the





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                  sequence and conditions for withdrawal set forth in paragraph
                  (b) below. The minimum amount of withdrawal shall be set by the Plan Administrator. The withdrawals are not subject to the spousal and Participant consent requirements contained in Code Sections 401(a)(11) and 417.

         (b) SEQUENCE AND CONDITIONS FOR WITHDRAWAL. A Participant shall request the Plan Administrator to effect a cash withdrawal and such amount shall be debited form his Radian Source Accounts. The Administrator shall withdraw amounts in the following sequence and upon the following conditions:

                  (i) First, a Participant may withdraw all or part of the value of his After-Tax Frozen Account (as defined in Section 9.03 below).

                  (ii) Second, a Participant may withdraw all or part of the value of his Prior Plan Employee Frozen Account (as defined in Section 9.03 below) if the Participant is age 59 1/2 or older. If the Participant is less than age 59 1/2, a Participant may withdraw upon written request to the Plan Administrator all or part of the Deferral Contributions (and earnings thereon accrued as of December 31, 1988) in his Prior Plan Employee Frozen Account due to financial hardship as determined in accordance with the provisions of this Plan.

8A.03    PARTICIPANT LOANS

         Participants may borrow from their Radian Source Accounts in accordance with the terms of this Plan, without the necessity of obtaining spousal consent.

8A.04 DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT, DISABILITY, RETIREMENT OR DEATH

         A distribution option other than a one-sum cash distribution shall be available under the following described circumstances only if the total balance of a Participant's Radian Source Accounts at the time of a distribution exceeds $3,500 for Plan Years beginning prior to January 1, 1998 or exceeds $5,000 for Plan Years beginning on or after January 1,1998.

         (a)      RETIREMENT BENEFITS

                  (i) NORMAL FORM OF RETIREMENT BENEFIT. The Normal Form of benefit shall be a one-sum cash distribution.






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                  (ii)     OPTIONAL FORMS OF RETIREMENT BENEFIT. A Participant
                           who terminates employment after reaching age 55, who terminates employment and commences distribution after reaching age 55, or who terminates employment on account of disability (as determined under the terms of this Plan), may elect an installment or annuity form of distribution as described below instead of the Normal Form described in paragraph
                           (a)(i) above. Any such election shall not be subject to the spousal and Participant consent requirements contained in Code Sections 401(a)(11) and 417.

                           (A) Annuity payments may be made over one of the following periods:

                                    (1)      the life of the Participant;

                                    (2)      the life of the Participant, with a
                                             one-sum payment upon the death of
                                             the Participant for the excess of
                                             the annuity's net purchase price
                                             over the sum of payments made prior
                                             to the death of the Participant;

                                    (3)      the lives of the Participant and a
                                             designated Beneficiary, or

                                    (4)      a period certain and continuous not
                                             extending beyond 10 years.

                                    Any annuity contract distributed herefrom must be nontransferable. Any contract for the lives of the Participant and a designated Beneficiary shall be a 50%, 66 2/3% or 100% joint and survivor annuity.

                                    (B) The installment payment options provide for periodic payments to the Participant as hereinafter described. Installment payments shall be made over a period not to exceed the Participant's (or the Participant's and spouse's) life expectancy, subject to the terms set forth herein. The Participant may elect either:




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                                    (1)      payment in equal amounts, except
                                             that the last payment which
                                             exhausts the Participant's Radian
                                             Source Accounts may be greater or
                                             smaller;

                                    (2)      a specific number of payments. The
                                             amount of each payment will equal
                                             the then value of the Participant's
                                             Radian Source Accounts divided by
                                             the number of remaining payments to
                                             be made; or

                                    (3)      payments over the Participant's
                                             life expectancy re-determined each
                                             year. The amount of each payment
                                             will equal the then value of the
                                             Participant's Radian Source
                                             Accounts divided by the
                                             Participant's life expectancy.

                                    An amount may be deducted from a
                                    Participant's Radian Source Account to cover the expenses applicable to such installment payment options. Installment payments will terminate with the earlier of (a) the payment which completely exhausts the Participant's Radian Source Accounts or (b) the last payment due preceding the death of the Participant. At the death of the Participant, any amount remaining in the Participant's Radian Source Accounts will be paid in a lump-sum to the Participant's Beneficiary or Beneficiaries. In no event will the installment period exceed that permitted by law.

         (b)      Termination Of Employment

                  (i) NOTICE OF TERMINATION OF EMPLOYMENT. If the termination of employment of a Participant occurs, the Employer shall give written notice to the Plan Administrator of the date of termination of employment of such Participant.

                  (ii) AMOUNT OF PARTICIPANT'S BENEFIT. The amount of a Participant's Plan benefit upon termination of employment which is subject to the terms of this
                           Article VIII-A shall equal the total balance of his Radian Source Accounts at the time of determination.

                  (iii) PARTICIPANT'S ELECTION OF A FORM OF BENEFIT. If termination of employment occurs, the Participant shall receive his Radian Source






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                           Accounts in a form of benefit elected by him. The
                           Participant's election shall occur within 60 days after the forms of benefit first become available to him. Written notice shall be made on a form provided by the Committee. The election once made shall be irrevocable. The forms of benefit are:

                           (A) OPTION A. The Participant may elect to continue his Radian Source Accounts until age 70 1/2 or until age 55, at which time he may elect Option B, Option C or Option D.

                           (B) OPTION B. The Participant may elect to receive an annuity in accordance with paragraph (a)(ii)(A) above to commence at age 55; provided that if a Participant dies before the first payment is made under a deferred annuity, a death benefit will be paid to the Beneficiary under the deferred annuity in an amount equal to the net cost to provide the annuity plus interest compounded annually at a rate of at least five percent (5%) per annum from the date the annuity was purchased to the date of the Participant's death.

                           (C) OPTION C. The Participant may elect a one-sum cash payment.

                           (D)      OPTION D. The Participant may elect
                                    installment payments, in accordance with paragraph (a)(ii)(B) above, to commence upon separation from service.

                           If the value of the Participant's Radian Source Accounts exceeds (or at the time of any prior distribution exceeded) $3,500 for Plan Years commencing prior to January 1, 1998, or $5,000 for Plan Years commencing on or after January 1, 1998, and the Accounts are immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor), must consent to any distributions of such Radian Source Accounts. Consent is not valid unless the Administrator notifies the Participant and the Participant's spouse of the right to defer any distribution until the Participant's Radian Source Accounts are no longer immediately distributable. The notice shall acknowledge the right, if any, to defer distributions and must describe the investment features. One-sum cash payments shall be made during the Plan Year in which the event which gives rise to the distribution occurs or as soon thereafter as is reasonably practical.




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         (c)      Death Benefits

                  (i) PRERETIREMENT DEATH OF A PARTICIPANT. If the Participant dies before distribution of his interest in the Radian Source Accounts begins, the Account shall be paid to the Participant's surviving spouse. The spouse may elect whether to receive the Participant's account balance in the form of one of the single life annuities provided in paragraph
                           (a)(ii)(A) above, annuity, installments in accordance with paragraph (a)(ii)(B) above, or a one-sum cash payment.

                           If there is no surviving spouse, or if the surviving spouse has already consented to distribution to another Beneficiary in a manner which complies with the terms of this Plan, the Radian Source Accounts shall be paid to the Participant's designated Beneficiary. Unless otherwise elected by the Participant, any portion of the Participant's interest payable to a designated Beneficiary other than the Participant's surviving spouse shall be paid in the form of one of the single life annuities provided in paragraph (a)(ii)(A) above, annuity, installments in accordance with paragraph (a)(ii)(B) above, or a one-sum cash payment.

                           Distribution of Participant's entire interest in the Radian Source Accounts shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

                           (A) If any portion of the Participant's interest in payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

                           (B) If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and




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                                    (2) December 31 of the calendar year in
                                    which the Participant would have attained age 70 1/2.

                           If the Participant has not made an election pursuant to this paragraph by the time of his death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of
                           (1) December 31 of the calendar year in which distributions would be required to begin under this Paragraph, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                           For purposes of this Paragraph, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of this Paragraph with the exception of paragraph (B) therein, shall be applied as if the surviving spouse were the Participant.

                           For the purposes of this Paragraph, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if the spouse dies after the Participant, the date distribution is required to begin to the surviving spouse). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

                  (ii) POST-RETIREMENT DEATH OF A PARTICIPANT. If the Participant dies after distribution of his interest in the Radian Source Accounts has begun, the remaining portion of such interest shall continue to be distributed at least as rapidly as under the method of distribution begin used prior to the Participant's death. In the case of an installment payment option, installment payments remaining at the Participant's death shall be distributed to the Participant's designated Beneficiary as a one-sum cash payment.





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3.       Effective October 1, 1998, Section 9.03(a) of the Plan is amended by adding the following subparagraph thereto:

         "The Plan Administrator shall maintain separate sub-accounts for any accounts transferred from the Continental Circuits Corp. 401(k) Retirement Plan to this Plan for the benefit of Radian Participants (as defined in Section 8A.01), for purposes of continuing to provide the benefits, rights and features which were provided under the Radian Plan and which are protected benefits under Section 411(d)(6) of the Internal Revenue Code of 1986 and the regulations thereunder. The following sub-accounts shall be maintained: Deferred Salary Account (referred to as `Prior Plan Employee Frozen Account'); Participant Voluntary Account (referred to as `After Tax Frozen Account'); and Discretionary Company Contributions and Company Matching (referred to as `Prior Plan Employer Frozen Account'). Such sub-accounts are sometimes referred to in this Plan collectively as the `Radian Source Accounts.' "










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